Exhibit 10.1
STOCK PURCHASE AGREEMENT
     This Stock Purchase Agreement, dated May 9, 2011 (the “Agreement”), is entered into by and between the persons and entities (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”) listed on the Schedule of Selling Stockholders attached hereto as Schedule I (the “Schedule of Selling Stockholders”), and Ancestry.com Inc., a Delaware corporation (the “Company”).
     WHEREAS, each Selling Stockholder owns the number of shares of the Company’s common stock, par value $0.001 per share, or options to purchase the number of shares of the Company’s common stock, par value $0.001 per share (each Selling Stockholder’s number of shares, their “Shares”), set forth in the column designated “Number of Shares Owned” opposite such Selling Stockholder’s name on the Schedule of Selling Stockholders and wishes to sell a certain number of the Shares to the Company;
     WHEREAS, reference is hereby made to the Company’s registration statement on Form S-3 (File No. 333-173953) under the Securities Act of 1933, as amended (the “Act”), including the Preliminary Prospectus Supplement that comprises part of the Registration Statement (the “Preliminary Prospectus”), in which the Company expressed its intention to purchase shares of its common stock directly from the Selling Stockholders at the net per-share price (the “Purchase Price”) to be received by the selling stockholders in the offering described in the Preliminary Prospectus (the “Offering”), as set forth in the Underwriting Agreement to be entered into by and among the Company, the Selling Stockholders and the underwriters named therein relating to such offering;
     WHEREAS, the Company wishes to acquire the number of Shares specified herein from the Selling Stockholders, and each Selling Stockholder wishes to sell a number of Shares to the Company, in the manner, for the consideration and subject to the terms and conditions set forth in this Agreement and have placed their respective Shares under the custody of Mellon Investor Services LLC (the “Custodian”) and have given a limited power of attorney to each of Howard Hochhauser, William Stern and Christopher Brookhart (collectively, the “Attorneys”) to act on behalf of the Selling Stockholder with respect to the Shares; and
     WHEREAS, this Agreement and the transactions contemplated hereby were approved by the Audit Committee of the Board of Directors of the Company;
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereby agree as follows:
1. TERMS OR PURCHASE AND SALE OF THE SHARES
     (a) Shares to Be Purchased. On the terms and subject to the conditions set forth in this Agreement, at the closing each of the Selling Stockholder shall, severally and not jointly, sell, transfer and deliver to the Company free and clear of all liens, charges or encumbrances of any nature whatsoever, and the Company shall purchase from such Selling Stockholder, all of the Selling Stockholder’s right, title and interest in and to the number of Shares as is determined by (i) dividing Repurchase Amount (as defined in Annex A) by the Purchase Price and (ii) allocating such aggregate amount pro rata among the Selling Stockholders, in each case rounding down to the next whole number of shares, based on the number of Shares proposed to be sold by each such Selling Stockholder as set forth in the column designated “Number of Shares to be Offered to the Public” opposite such Selling Stockholder’s name on the Schedule of Selling Stockholders (each Selling Stockholder’s Shares to be purchased pursuant to this Agreement, the “Purchased Shares”). A certificate setting forth the Purchased Shares shall be prepared by the Company promptly after the Purchase Price has been determined and delivered to the Selling Stockholders.
     (b) Aggregate Purchase Price. The aggregate purchase price (the “Aggregate Purchase Price”) for the Purchased Shares of each Selling Stockholder shall be calculated for each Selling Stockholder to be the product of the Purchase Price multiplied by the number of that Selling Stockholder’s Purchased Shares. On the Closing Date (as defined below), the Company shall pay each Selling Stockholder’s Aggregate Purchase Price to each Selling Stockholder by wire transfer of immediately available funds.
     (c) Closing Deliveries. Upon receipt of the Aggregate Purchase Price from the Company, an Attorney shall direct the Custodian to deliver to the Company the Shares, through delivery of the original stock certificate, certificates representing the Purchased Shares or by book entry transfer, accompanied by a duly executed stock power or stock powers duly transferring said certificate or certificates to the Company.
     (d) Closing Date and Place. The consummation of the purchase and sale of the Purchased Shares (the “Closing”) shall take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166 or at such other place as agreed upon by the Purchaser and a majority of the Selling Stockholders, following the satisfaction of the conditions set forth in Section 4 hereof (the “Closing Date”).
2. REPRESENTATIONS AND WARRANTIES OF SELLING STOCKHOLDERS
     Each Selling Stockholder hereby represents and warrants, severally and not jointly, to the Company as follows:
     (a) Power and Authority. The Selling Stockholder has full corporate power and authority and has taken all action necessary to enter into this Agreement and to carry out and consummate the transactions contemplated hereby, and this Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder.
     (b) Title. Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, (A) the Company shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the New York Uniform Commercial Code (the “UCC”), (B) under Section 8-501 of the UCC, the Company will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of

Section 8-102 of the UCC, to such Shares may be asserted against the Company with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, such Shares will have been registered in the name of Company, retired or treated as treasury shares, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law.
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to the Selling Stockholders as follows:
     (a) Power and Authority. The Company has full corporate power and authority and has taken all action necessary to enter into this Agreement and to carry out and consummate the transactions contemplated hereby, and this Agreement has been duly executed and delivered by the Company.
4. CONDITIONS TO CLOSING
     The obligations of the parties hereunder are subject to the fulfillment, at or before the Closing, of the following conditions:
     (a) The closing of the offering described in the Preliminary Prospectus shall have occurred.
     (b) The Company shall have sufficient funds available to consummate the transactions contemplated hereby.
5. MISCELLANEOUS
     (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (b) Paragraph and Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.
     (c) Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of each of the parties hereto, except that Annex A of this Agreement may be revised by agreement of the Company and an Attorney to reflect the Shares to be sold to the Company pursuant to this Agreement.
     (d) Execution. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature, which for all purposes hereunder shall have the same force and effect as an original.

     IN WITNESS WHEREOF, the Company and the Selling Stockholders have each executed this Agreement as of the date first above written.

ANCESTRY.COM INC.
By:	/s/ William C. Stern
William C. Stern
General Counsel and Secretary

The Selling Stockholders named in Schedule I hereto, acting severally
By:	/s/ William C. Stern
Attorney-in-Fact of each of
the Selling Stockholders

ANNEX A
Definition of Repurchase Amount
The Repurchase Amount shall be $25 million so long as the price to the public of Shares sold in the Offering does not exceed $42.00. The Repurchase Amount shall be $50 million if the price to the public of the Shares sold in the Offering is $42.00 or more.
In the event that the Repurchase Amount is $50 million, the Repurchase Amount shall be calculated as if the amount set forth in the column designated “Number of Shares to be Offered to the Public” opposite Timothy Sullivan’s name on Schedule I is 125,959.354453.

SCHEDULE I
Schedule of Selling Stockholders

Name of	Number of Shares	Number of Shares
Selling Stockholder	Owned	Offered to the Public
Spectrum Equity Investors V, L.P.	13,340,964	2,907,687
Spectrum V Investment Managers’ Fund, L.P.	62,999	13,731
Spectrum Equity Investors III, L.P.	4,760,575	1,037,576
SEI III Entrepreneurs’ Fund, L.P.	333,987	72,793
Spectrum III Investment Managers’ Fund, L.P.	79,997	17,435
Brion B. Applegate	9,260	2,018
William P. Collatos	4,625	1,008
Randy J. Henderson	1,156	252
Timothy Sullivan	2,589,704	260,000